EXHIBIT 4.2
SUPPLEMENTAL INDENTURE
     SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of September 13, 2007, but effective as of August 29, 2007, among Advanced Oilwell Services, Inc. (the “Guaranteeing Subsidiary”), a subsidiary of SESI, L.L.C., a Delaware limited liability company (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).
WITNESSETH
     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of December 12, 2006 (the “Indenture”), providing for the issuance of 1.50% Senior Exchangeable Notes due 2026 (the “Securities”);
     WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Securities and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and
     WHEREAS, pursuant to Section 3.09 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:
     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 13 thereof.
     3. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary (other than the Company or a Guarantor in its capacity as a stockholder of a Subsidiary), as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Securities, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of the Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

     4. New York Law to Govern. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.
     5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.
[Signature pages follow.]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

ADVANCED OILWELL SERVICES, INC.
By:	/s/ Robert S. Taylor
	Name:	Robert S. Taylor
	Title:	Vice President and Treasurer

SESI, L.L.C.
By:	SUPERIOR ENERGY SERVICES, INC.,
its Managing Member

By:	/s/ Robert S. Taylor
	Name:	Robert S. Taylor
	Title:	Executive Vice President and Chief Financial Officer

SUPERIOR ENERGY SERVICES, INC.
By:	/s/ Robert S. Taylor
	Name:	Robert S. Taylor
	Title:	Executive Vice President and Chief Financial Officer

1105 PETERS ROAD, L.LC
BLOWOUT TOOLS, INC.
CONCENTRIC PIPE AND TOOL RENTALS, L.L.C
CONNECTION TECHNOLOGY, L.L.C.
CSI TECHNOLOGIES, LLC
DRILLING LOGISTICS, L.L.C
F & F WIRELINE SERVICES, L.L.C.
FASTORQ, L.L.C.
H.B. RENTALS, L.C.
INTERNATIONAL SNUBBING SERVICES, L.L.C
J.R.B. CONSULTANTS, INC.
NON-MAGNETIC RENTAL TOOLS, L.L.C.
PROACTIVE COMPLIANCE, L.L.C.
PRODUCTION MANAGEMENT INDUSTRIES, L.L.C.
SEGEN LLC
SELIM LLC
SEMO, L.L.C.
SEMSE, L.L.C.
SPN RESOURCES, LLC
STABIL DRILL SPECIALTIES, L.L.C.
SUB-SURFACE TOOLS, L.L.C.
SUPERIOR CANADA HOLDINGS, INC.
SUPERIOR ENERGY SERVICES, L.L.C.
SUPERIOR INSPECTION SERVICES, INC.
UNIVERSAL FISHING AND RENTAL TOOLS, INC.
WARRIOR ENERGY SERVICES CORPORATION
WILD WELL CONTROL, INC.
WORKSTRINGS, L.L.C.

By:	/s/ Robert S. Taylor
	Name:	Robert S. Taylor
	Title:	Authorized Representative

SE FINANCE L.P.
By:	SEGEN, L.L.C., as general partner

By:	/s/ Robert S. Taylor
	Name:	Robert S. Taylor
	Title:	Authorized Representative

THE BANK OF NEW YORK TRUST COMPANY, as Trustee
By:	/s/ Christie Leppert
	Name:	Christie Leppert
	Title:	Assistant Vice President